Exhibit 10.8











                         Provident Senior Living Trust

               26,842,290 Common Shares of Beneficial Interest

                                 PSLT OP, L.P.

        1,824,377 Class A Common Units of Limited Partnership Interest


                         PURCHASE/PLACEMENT AGREEMENT


                                August 2, 2004

                         PURCHASE/PLACEMENT AGREEMENT

                                                                August 2, 2004

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
1001 Nineteenth Street North, 18th Floor
Arlington, Virginia  22209

Ladies and Gentlemen:

      Provident Senior Living Trust, a Maryland real estate investment trust (the "Issuer"), proposes to sell to Friedman, Billings, Ramsey & Co., Inc. ("FBR"), pursuant and subject to the terms of this purchase/placement agreement (the "Agreement"), 26,842,290 common shares of beneficial interest, par value $.001 per share (the "Common Shares"), of the Issuer less the number of Initial Regulation D Shares (as defined below) sold in the Private Placement (as defined below) (the "Initial Rule 144A/Regulation S Shares"). The Issuer also proposes to grant to FBR, pursuant and subject to the terms of this Agreement, the option described in Section 1(b) hereof to purchase additional Common Shares (the "Rule 144A/Regulation S Option Shares" and, together with the Initial Rule 144A/Regulation S Shares, the "Rule 144A/Regulation S Shares") to cover additional allotments, if any, made to investors from whom orders were solicited prior to the date hereof.

      PSLT OP, L.P., a Delaware limited partnership (the "Operating Partnership"), through FBR in its capacity as placement agent, will offer and sell 1,824,377 Class A common units of limited partnership interest in the Operating Partnership (the "Units") to Fortress Brookdale Acquisition LLC ("Fortress") (the "Unit Issuance") pursuant to the terms of a subscription agreement to be entered into by and between the Operating Partnership and Fortress (the "Unit Subscription Agreement").

      In addition, the Issuer, through FBR in its capacity as placement agent, will offer and sell that number of the 26,842,290 Common Shares that are not Initial Rule 144A/Regulation S Shares as described in the preceding paragraph (the "Initial Regulation D Shares" and, together with any Regulation D Option Shares (as defined below), the "Regulation D Shares"), to certain individual and institutional accredited investors (the "Private Placement"), including, but not limited to, certain of the Issuer's trustees, officers, employees and other related persons selected by the Issuer (collectively, "Participants"). The Issuer also proposes to grant to FBR, pursuant and subject to the terms of this Agreement, the option described in Section 2(d) hereof to place additional Common Shares (the "Regulation D Option Shares" and, together with the Rule 144A/Regulation S Option Shares, the "Option Shares") to cover additional allotments, if any, made to investors from whom orders were solicited prior to the date hereof. The Regulation D Shares will be sold by the Issuer in accordance with this Agreement on the terms set forth in the Final Offering Memorandum (as defined below). The Rule 144A/Regulation S Shares and the Regulation D Shares are collectively referred to herein as the "Shares."

      The Option Shares that may be issued and sold or placed pursuant to Sections 1(b) and 2(d) hereof shall not exceed 4,026,344 Common Shares. Such shares may be, at FBR's option, in the form of either Rule 144A/Regulation S Shares or Regulation D Shares or any combination thereof.

      The sale of (1) the Rule 144A/Regulation S Shares to FBR, (2) the Regulation D Shares to the Participants and (3) the Units to Fortress, respectively, will be made without registration of the Shares or Units under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"), in reliance upon the exemptions from the registration requirements of the Securities Act provided by Sections 4(1) and 4(2) thereof. FBR has advised the Issuer that FBR will make offers and resales ("Exempt Resales") of the Rule 144A/Regulation S Shares purchased by FBR hereunder in accordance with Section 3 hereof on the terms set forth in the Final Offering Memorandum (as defined below), at such time as FBR deems advisable after this Agreement has been executed and delivered. Rule 144A/Regulation S Shares sold in reliance on (i) Rule 144A under the Securities Act ("Rule 144A") are referred to herein as "Rule 144A Shares" and (ii) Regulation S under the Securities Act ("Regulation S") are referred to herein as "Regulation S Shares."

      In connection with the sale of the Shares, the Issuer has prepared a preliminary offering memorandum, subject to completion and dated June 21, 2004 (as supplemented by the supplement to preliminary offering memorandum, dated July 23, 2004, the "Preliminary Offering Memorandum"), and a final offering memorandum, dated August 2, 2004 (the "Final Offering Memorandum" and, together with the Preliminary Offering Memorandum, as either or both may be amended or supplemented, the "Offering Memorandum"). Each of the Preliminary Offering Memorandum and the Final Offering Memorandum sets forth certain information concerning the Issuer and the Shares. In connection with the sale of the Units, the Operating Partneship has prepared a private placement memorandum, dated August 2, 2004 (the "Private Placement Memorandum"). The Private Placement Memorandum sets forth certain information concerning the Operating Partnership and the Units. The Issuer and the Operating Partnership each hereby confirms that it has authorized the use of the Offering Memorandum or the Private Placement Memorandum, as the case may be, in connection with
(i) the offering and resale of the Rule 144A/Regulation S Shares by FBR and by all dealers to whom Rule 144A/Regulation S Shares may be sold, (ii) the Private Placement and (iii) the Unit Issuance. Any references to the Preliminary Offering Memorandum, the Final Offering Memorandum or the Private Placement Memorandum shall be deemed to include all amendments, supplements, exhibits and annexes thereto.

      It is understood and acknowledged that holders (including certain subsequent transferees) of the Shares will have the registration rights set forth in the registration rights agreement in substantially the form attached hereto as Exhibit A between the Issuer and FBR (the "Registration Rights Agreement"), to be dated as of the Closing Time, for so long as such Shares constitute "Registrable Shares" (as defined in the Registration Rights Agreement).

      The Issuer, the Operating Partnership and FBR agree as follows:

      1. Sale and Purchase:

      (a) Initial Rule 144A/Regulation S Shares. Upon the basis of the representations and warranties and subject to the other terms and conditions set forth herein, the Issuer shall issue and sell to FBR and FBR shall purchase from the Issuer the Initial Rule 144A/Regulation S Shares at a purchase price of $13.95 per share (the "Rule 144A/Regulation S Purchase Price").



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

      (b) Rule 144A/Regulation S Option Shares. Upon the basis of the representations and warranties and subject to the other terms and conditions set forth herein, the Issuer hereby grants an option to FBR to purchase from the Issuer the Rule 144A/Regulation S Option Shares at the Rule 144A/Regulation S Purchase Price set forth in paragraph (1)a above. The option hereby granted will expire thirty (30) days after the date hereof and may be exercised in whole or in part from time to time in one or more installments only for the purpose of covering additional allotments which may be made in connection with the offering and distribution of the Initial Rule 144A/Regulation S Shares upon written notice by FBR to the Issuer setting forth (i) the aggregate number of Rule 144A/Regulation S Option Shares as to which FBR is then exercising the option and the respective number of such Rule 144A/Regulation S Option Shares that are Rule 144A Shares and Regulation S Shares, (ii) the names and denominations in which the certificates for the Rule 144A/Regulation S Option Shares exercised are to be registered, and (iii) the time and date of payment for and delivery of the certificates for such Rule 144A/Regulation S Option Shares. Any such time and date of delivery which may occur on or after the Closing Time (a "Date of Delivery") shall be determined by FBR, but shall not be later than seven (7) full business days nor earlier than three (3) full business days after the exercise of said option, nor in any event prior to the Closing Time (as defined, below), unless otherwise agreed in writing by FBR and the Issuer.

      (c) Private Placement. The Issuer agrees to issue and sell the Initial Regulation D Shares for which the Participants have subscribed pursuant to the terms and conditions set forth in subscription agreements substantially in the form attached as Annex III to the Offering Memorandum (each a "Subscription Agreement"), it being understood that the Issuer is reserving up to 150,000 Initial Regulation D Shares for sale to Participants who are trustees, officers and other related persons selected by the Issuer (the "Directed Shares"). As the exclusive placement agent for the Issuer in connection with the Private Placement, FBR will collect Subscription Agreements from each of the Participants and confirm that such agreements have been completed by such Participants and that each such Participant has indicated thereon that he, she or it is an "accredited investor" (as defined in Rule 501(a) of Regulation D). The Initial Regulation D Shares, including the Directed Shares, will be sold by the Issuer to the Participants at a purchase price of $15.00 per share (the "Regulation D Purchase Price"). The purchase price for the Initial Regulation D Shares shall be collected by FBR and held in a FBR account pending the Closing Time. The Issuer shall pay FBR a placement fee of $1.05 per share (the "Placement Fee") (without duplication) for each Initial Regulation D Share sold to Participants, provided that any Directed Shares shall be sold at the Regulation D Purchase Price per share without payment by the Issuer to FBR of any Placement Fee.

      (d) Unit Issuance. The Operating Partnership agrees to issue and sell the Units for which Fortress has subscribed pursuant to the terms and conditions set forth in the Unit Subscription Agreement. As the exclusive placement agent for the Operating Partnership in connection with the Unit Issuance, FBR will collect the Unit Subscription Agreement from Fortress and confirm that such agreement has been completed by Fortress and that it has indicated thereon that it is an "accredited investor" (as defined in Rule 501(a) of Regulation D). The Units will be sold by the Operating Partnership to Fortress at a purchase price of $15.00 per unit (the "Unit Purchase Price"). The purchase price for the Units shall be collected by FBR and held in a FBR account pending the Closing Time. The Issuer shall pay FBR a placement fee of $1.05 per unit (the "Unit Placement Fee") (without duplication) for each Unit sold to Fortress.



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

      2. Payment and Delivery:

      (a) Initial Rule 144A/Regulation S Shares. The closing of FBR's purchase of the Initial Rule 144A/Regulation S Shares shall be held at the offices of Sidley Austin Brown & Wood LLP in New York, New York (unless another place shall be agreed upon by FBR and the Issuer). At the closing, subject to the satisfaction or waiver of the closing conditions set forth herein, FBR shall pay to the Issuer the aggregate purchase price for the Initial Rule 144A/Regulation S Shares by wire transfer of immediately available funds against the Issuer's delivery of the certificates for such Initial Rule 144A/Regulation S Shares to FBR for FBR's account as set forth below. Such payment and delivery shall be made at 10:00 a.m., New York City time, on the third (fourth, if execution of this Agreement occurs after 4:00 p.m. New York City time on the date hereof) business day after the date hereof (unless another time, not later than ten (10) business days after the date hereof shall be agreed to by the Issuer and FBR) (the "Closing Time"). Delivery of the Initial Rule 144A/Regulation S Shares shall be made in fully registered global form through the facilities of The Depository Trust Company ("DTC") unless FBR shall otherwise instruct. The global certificate shall be registered in the name of CEDE & Co., as nominee for DTC (or such other nominee as DTC may appoint), for the respective accounts specified by FBR not later than the close of business on the business day prior to the Closing Time or such other date and time as agreed by DTC or American Stock Transfer & Trust Company, as the transfer agent (the "Transfer Agent"). The global certificates shall be delivered to DTC or the Transfer Agent for the Shares, as custodian for DTC. For the purpose of expediting the checking of the global certificates for the Initial Rule 144A/Regulation S Shares by FBR, the Issuer agrees to make such certificates available to FBR for such purpose at least one (1) full business day preceding the Closing Time.

      (b) Rule 144A/Regulation S Option Shares. The closing of FBR's purchase of the Rule 144A/Regulation S Option Shares shall occur at any time on or after the Closing Time at the offices of Sidley Austin Brown & Wood LLP in New York, New York (unless another place shall be agreed upon by FBR and the Issuer). On the applicable Date of Delivery, subject to the satisfaction or waiver of the closing conditions set forth herein, FBR shall pay to the Issuer the aggregate purchase price for the Rule 144A/Regulation S Option Shares then purchased by FBR by wire transfer of immediately available funds against the Issuer's delivery of the certificates for the Rule 144A/Regulation S Option Shares to FBR for FBR's account. Such payment and delivery shall be made at 10:00 a.m., New York City time, on each Date of Delivery. Delivery of the Rule 144A/Regulation S Option Shares shall be made in fully registered global form through the facilities of DTC unless FBR shall otherwise instruct. The global certificate shall be registered in the name of CEDE & Co., as nominee for DTC (or such other nominee as DTC may appoint), for the respective accounts specified by FBR not later than the close of business on the business day prior to the Date of Delivery or such other date and time as agreed by DTC or the Transfer Agent. The global certificates shall be delivered to DTC or the Transfer Agent for the Shares, as custodian for DTC. For the purpose of expediting the checking of the global certificates for the Rule 144A/Regulation S Option Shares by FBR, the Issuer agrees to make such certificates available to FBR for such purpose at least one (1) full business day preceding the applicable Date of Delivery.

      (c) Regulation D Shares. The closing of the issuance and sale of the Initial Regulation D Shares shall be held at the offices of Sidley Austin Brown & Wood LLP in New York, New York (unless another place shall be agreed upon by FBR and the Issuer). At the Closing Time, subject to the satisfaction or waiver of the closing conditions set forth herein, FBR shall pay to the Issuer the



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

aggregate applicable purchase price for the Initial Regulation D Shares received by FBR prior to the Closing Time (net of the Placement Fee) by wire transfer of immediately available funds against the Issuer's delivery of the certificates for the Initial Regulation D Shares to FBR for FBR's or its affiliate's account and for each such other Participant's account. Delivery of the Initial Regulation D Shares shall be made in fully registered global form through the facilities of DTC unless FBR shall otherwise instruct. The global certificate shall be registered in the name of CEDE & Co., as nominee for DTC (or such other nominee as DTC may appoint), for the respective accounts specified by FBR not later than the close of business on the business day prior to the Closing Time or such other date and time as agreed by DTC or the Transfer Agent. The global certificates shall be delivered to DTC or the Transfer Agent for the Shares, as custodian for DTC. For the purpose of expediting the checking of the global certificates for the Initial Regulation D Shares by FBR, the Issuer agrees to make such certificates available to FBR for such purpose at least one (1) full business day preceding the Closing Time.

      (d) Regulation D Option Shares. Upon the basis of the representations and warranties and subject to the other terms and conditions herein set forth, the Issuer hereby grants an option to FBR to place, as the exclusive placement agent for the Issuer in connection with the Private Placement, the Regulation D Option Shares at the Regulation D Purchase Price. The closing of the issuance and sale of the Regulation D Option Shares shall occur at any time on or after the Closing Time and shall be held at the offices of Sidley Austin Brown & Wood LLP in New York, New York (unless another place shall be agreed upon by FBR and the Issuer). The option hereby granted will expire thirty (30) days after the date hereof and may be exercised in whole or in part from time to time in one or more installments only for the purpose of covering additional allotments which may be made in connection with the offering and distribution of the Regulation D Shares upon written notice by FBR to the Issuer which shall include (i) the aggregate number of Regulation D Option Shares as to which FBR is then exercising the option, (ii) the names and denominations in which the certificates for the Regulation D Option Shares exercised are to be registered and (iii) the time and date of payment for and delivery of the certificates for such Regulation D Option Shares. If FBR has placed additional Regulation D Option Shares, FBR shall pay to the Issuer the applicable Regulation D Purchase Price (net of the Placement Fee) for such Regulation D Option Shares by wire transfer of immediately available funds against the Issuer's delivery of the certificates for the applicable Regulation D Option Shares to FBR for each such Participant's account. Delivery of such Regulation D Option Shares shall be made in fully registered global form through the facilities of DTC (unless FBR shall otherwise instruct) under the same manner and procedures as the Regulation D Shares issued at the Closing Time. Each time at which such payment and delivery are actually made is hereinafter sometimes called a "Secondary Closing Time." The Issuer agrees to make the global certificates available to FBR at least one
(1) full business day preceding the applicable Secondary Closing Time.

      (e) Units. The closing of the issuance and sale of the Units shall be held at the offices of Sidley Austin Brown & Wood LLP in New York, New York (unless another place shall be agreed upon by FBR and the Operating Partnership). At the Closing Time, subject to the satisfaction or waiver of the closing conditions set forth herein, FBR shall pay to the Operating Partnership the aggregate applicable purchase price for the Units received by FBR prior to the Closing Time (net of the Placement Fee) by wire transfer of immediately available funds against the Operating Partnership's delivery of an executed copy of the supplement to the amended and restated partnership agreement of the Operating Partnership, establishing the Units.



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

      3. Offering of the Shares and Units; Restrictions on Transfer:

            (a) FBR, as of the date of this Agreement, the Closing Time and each Secondary Closing Time, represents and warrants to, and agrees with the Issuer or the Operating Partnership, as the case may be, that, (i) it has not solicited and will not solicit any offer to buy or offer to sell the Shares or Units by means of any form of general solicitation or general advertising (within the meaning of Regulation D), and, with respect to Regulation S Shares, by means of any directed selling efforts (within the meaning of Regulation S) in the United States and (ii) it has solicited and will solicit offers to buy the Rule 144A/Regulation S Shares only from, and has offered and will offer, sell or deliver (A) the 144A Shares only to persons whom it reasonably believes to be "qualified institutional buyers" (as defined in Rule 144A) (each a "QIB") or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A, or (B) the Regulation S Shares only to persons to whom, and under circumstances which, it reasonably believes offers and sales of Regulation S Shares may be made without registration under the Securities Act in reliance on Regulation S thereunder (each a "Regulation S Purchaser") (such persons specified in clauses (A) and (B) being referred to herein as the "Eligible Purchasers") and, in each case, who provide to it a fully completed and executed Purchaser's letter substantially in the form of Annex I or Annex II to the Offering Memorandum, as applicable. FBR represents and warrants that it is familiar with the rules and restrictions set forth in Regulation S and that it has not undertaken any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any Regulation S Shares. FBR further represents and warrants that, in the case of any sale of Regulation S Shares to a distributor, a dealer (as defined in Section 2(a)(12) of the Securities Act) or a person receiving a selling concession, fee or other remuneration, prior to the expiration of the one (1) year restricted period set forth in Rule 903(b)(3)(iv) of Regulation S, it will send a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to FBR and will sell Regulation S Shares only if the purchaser represents and warrants that it is familiar with the rules and restrictions set forth in Regulation S and that it has not undertaken any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any Regulation S Shares.

            (b) FBR, as of the date of this Agreement, the Closing Time and each Secondary Closing Time, represents and warrants to and agrees with the Issuer or the Operating Partnership, as the case may be, that it (i) has not solicited and will not solicit, as placement agent for the Issuer, any offer to buy or offer to sell the Shares or Units by means of any form of general solicitation or general advertising (within the meaning of Regulation D) and (ii) has acted as placement agent for the Issuer and the Operating Partnership in the solicitation of offers to buy the Regulation D Shares and Units only from, and has acted and will act as placement agent for the Issuer in the offer, sale or delivery of the Regulation D Shares and Units only to, persons who it reasonably believes to be "accredited investors" (as defined in Rule 501(a)(1), (2), (3), (4), (5), (6), (7) or (8) of Regulation D) (each an
      "Accredited Investor"). The Issuer and the Operating Partnership each also represents and warrants and



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

      agrees that it has offered and will offer to sell the Regulation D Shares or Units, as the case may be, only to persons that have executed a Subscription Agreement or Unit Subscription Agreement, as the case may be. FBR shall provide the Issuer with Subscription Agreements for the Regulation D Shares prior to the Closing Time and any Secondary Closing Time. FBR shall provide the Operating Partnership with the Unit Subscription Agreement prior to the Closing Time. FBR shall also timely provide the Issuer with information regarding sales of the Regulation D Shares, including any information necessary for the Issuer to complete and file Form D under the Securities Act.

            (c) FBR, as of the date of this Agreement, the Closing Time and each Secondary Closing Time, represents and warrants to and agrees with the Issuer that it has offered or sold and will offer or sell Shares to persons in countries other than the United States in material compliance with all applicable laws, regulations and rules of those countries.

            (d) Each of FBR, the Operating Partnership and the Issuer, as of the date of this Agreement, the Closing Time and each Secondary Closing Time, represents and warrants to and agrees with the other that no action has been or is being taken by it or is contemplated by it that would permit an offering or sale of the Shares or Units, as the case may be, or possession or distribution of the Preliminary Offering Memorandum, the Final Offering Memorandum or the Private Placement Memorandum or any other offering material relating to the Shares in any jurisdiction where, or in any other circumstances in which, action for those purposes is required (other than in jurisdictions where such action has been duly taken by such party).

            (e) FBR agrees with the Issuer and the Operating Partnership that FBR may arrange (i) for the private offer and resale of a portion of the Shares to QIBs in the United States (which may include affiliates of FBR) in accordance with Rule 144A, (ii) for the private offer and resale of a portion of the Shares by FBR outside of the United States (which may include affiliates of FBR) in accordance with Regulation S, (iii) for the private offer and sale of the Regulation D Shares by the Issuer to Accredited Investors (which may include affiliates of FBR) and (iv) for the private offer and sale of the Units by the Operating Partnership to Fortress, in each case, under restrictions and other circumstances designed to preclude a distribution of the Shares or Units that would require registration of the Shares or Units under the Securities Act.

            (f) FBR agrees with the Issuer and the Operating Partnership that the Shares and Units may be resold or otherwise transferred by the holders thereof only if such Shares or Units are registered under the Securities Act or if an exemption from registration is available. FBR hereby establishes and agrees, as of the date of this Agreement, the Closing Time and each Secondary Closing Time, that it has observed and will observe the following procedures in connection with offers, sales and subsequent resales or other transfers of the Shares or Units:

                  (i) Sales only to certain investors. Initial offers and
            resales of the Rule 144A/Regulation S Shares will be made only in Exempt Resales by FBR to investors that FBR reasonably believes to be Eligible Purchasers.



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

                  (ii) No general solicitation. The Shares and Units will be offered only by approaching prospective purchasers on an individual basis. No general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act has been or will be used in connection with the offering of the Shares or Units.

                  (iii) Delivery of Offering Memorandum. Within three (3) days after a sale of Shares by FBR, FBR will deliver to each purchaser of such Shares a copy of the Final Offering Memorandum, as amended and supplemented by the Issuer as of the date of such delivery, together with a confirmation of the sale of the Shares, in accordance with applicable laws.

                  (iv) Delivery of Private Placement Memorandum. Within three
            (3) days after the sale of Units by FBR, FBR will deliver to Fortress a copy of the Private Placement Memorandum, as amended and supplemented by the Operating Partnership as of the date of such delivery, together with a confirmation of the sale of the Units, in accordance with applicable laws.

            (g) FBR shall provide to the Issuer at the Closing Time and at each Secondary Closing Time and Date of Delivery, a copy of the "Blue Sky Survey" or other memorandum (collectively, the "Blue Sky Memorandum") received by FBR from its counsel, which shall describe in all material respects the required qualifications or registrations (or exemptions from the qualification or registration) under the applicable state securities laws (the "Blue Sky Laws"). FBR shall not take any action in violation of the Blue Sky Laws with respect to its performance of its obligations under this Agreement.

            (h) FBR agrees, as of the date of this Agreement, the Closing Time and each Secondary Closing Time, with the Issuer that each initial resale of Rule 144A/Regulation S Shares by FBR (and each purchase of Rule 144A/Regulation S Shares from the Issuer by FBR) in accordance with this Section 3 shall be deemed to have been made on the basis of and in reliance on the representations, warranties, covenants and agreements (including, without limitation, agreements with respect to indemnification and contribution) of the Issuer and FBR herein contained.

      4. Representations and Warranties of the Issuer and PSLT OP, L.P.: The Issuer and PSLT OP, L.P., a Delaware limited partnership (the "Operating Partnership"), each, jointly and severally, represents and warrants to FBR, as of the date of this Agreement that:

            (a) the Preliminary Offering Memorandum did not, as of its date, and each of the Final Offering Memorandum and the Private Placement Memorandum (as each may be amended or supplemented) does not, as of its date, and will not at the Closing Time, at each Secondary Closing Time (if any) and at each Date of Delivery (if any), contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement in or omission from the Final Offering Memorandum or the Private Placement Memorandum that is made in reliance upon and in conformity with information furnished to



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

      the Issuer in writing by or on behalf of FBR expressly for use therein (that information being limited to the information described in the last sentence of Section 8(b) hereof);

            (b) the Preliminary Offering Memorandum includes, as of its date, and each of the Final Offering Memorandum and the Private Placement Memorandum includes, as of its date, and will include at the Closing Time, at each Secondary Closing Time (if any) and at each Date of Delivery (if any), in all material respects the information required by Rule 144A, Regulation S and Regulation D, as applicable;

            (c) the Issuer is a real estate investment trust and the Operating Partnership is a limited partnership, each duly organized and validly existing and in good standing under the laws of its state of formation or organization, as the case may be, with full power and authority to own, lease or operate its properties and to conduct its business as described in the Offering Memorandum and the Private Placement Memorandum and to execute and deliver this Agreement and, in the case of the Issuer only, the Registration Rights Agreement, and to consummate the transactions contemplated hereby (including the issuance, sale and delivery of the Shares) and, in the case of the Issuer only, thereby; each of the Issuer's other direct and indirect subsidiaries (each, a "Subsidiary," and, collectively, the "Subsidiaries") is a corporation, limited partnership, or limited liability company duly organized and validly existing and in good standing under the laws of its jurisdiction of organization, with full power and authority to own, lease or operate its properties and to conduct its business as presently conducted;

            (d) the Issuer had, at March 31, 2004 and at the Closing Time (assuming for purposes of the as-adjusted column the sale of all Shares, other than the Option Shares sold and/or placed pursuant to Sections 1(b) and 2(d), shall have occurred by such dates), the duly authorized and outstanding capitalization, on an actual and as adjusted basis, as set forth in each of the Final Offering Memorandum and the Private Placement Memorandum under the caption "Capitalization;" all of the issued and outstanding shares of beneficial interest of the Issuer have been duly and validly authorized and issued and are fully paid and non-assessable and free of preemptive rights and other rights to subscribe for or purchase securities; all of the issued and outstanding partnership interests, membership interests or capital stock, as applicable, of the Operating Partnership and each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable; except as disclosed in the Final Offering Memorandum or the Private Placement Memorandum, there are no outstanding (i) securities or obligations of the Issuer, the Operating Partnership or any of the Subsidiaries convertible into or exchangeable for any beneficial interest of the Issuer, (ii) warrants, rights or options to subscribe for or purchase from the Issuer any such shares of beneficial interest or any such convertible or exchangeable securities or obligations or (iii) obligations of the Issuer, the Operating Partnership or any of the Subsidiaries to issue or sell any shares of beneficial interest, shares of capital stock, partnership interests or membership interests, as applicable, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

            (e) as of the date of this Agreement and immediately prior to the Closing Time, all of the outstanding shares of beneficial interest of the Issuer are directly owned of record and beneficially by Darryl W. Copeland, Jr. and Charles A. Post; all of the outstanding partnership interests of the Operating Partnership are directly or indirectly owned of record and beneficially by the Issuer; all of the outstanding shares of capital stock, partnership interests or membership interests of the Subsidiaries are directly or indirectly owned of record and beneficially by the Issuer; neither the Issuer nor the Operating Partnership owns any capital stock of or other equity interest in any corporation, limited liability company, partnership, joint venture, trust or other entity or association other than as described in the Offering Memorandum and the Private Placement Memorandum;

            (f) the Shares and Units have been duly authorized for issuance and sale pursuant to this Agreement and, when issued by the Issuer or the Operating Partnership, as the case may be, and delivered against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance, sale and delivery of the Shares by the Issuer and the Units by the Operating Partnership is not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar rights arising by operation of law, under the Issuer Charter Documents (as defined below), or under any agreement to which the Issuer or the Operating Partnership is a party or otherwise, other than as provided for in the Registration Rights Agreement; the Shares satisfy the requirements set forth in Rule 144A and Regulation S; the Shares and Units satisfy the requirements set forth in Regulation D; assuming the accuracy of FBR's representations and warranties set forth in Section 3 of this Agreement and that (i) the purchasers who buy the Rule 144A/Regulation S Shares in Exempt Resales are Eligible Purchasers, (ii) the Purchasers who buy the Regulation D Shares in the Private Placement are Accredited Investors, and (iii) Fortress and Alterra Healthcare Corp. ("Alterra") each is an Accredited Investor, the sale of the Rule 144A/Regulation S Shares to FBR as contemplated hereby, the Exempt Resales, the Private Placement and the Unit Issuance are exempt from the registration requirements of the Securities Act;

            (g) each of the Issuer, the Operating Partnership and the Subsidiaries is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it conducts its business or in which it owns or leases property or maintains an office and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Issuer, the Operating Partnership and the Subsidiaries, taken as a whole (a "Material Adverse Effect");

            (h) each of the Issuer, the Operating Partnership and the Subsidiaries has good and marketable title in fee simple to all real property, if any, and good title to all personal property, if any, owned by it, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Final Offering Memorandum or the Private Placement Memorandum or as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; any real property held under lease by the Issuer, the Operating Partnership or any of the Subsidiaries is held under a lease which is valid, binding and enforceable against the Issuer or such Subsidiary, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity;

            (i) to the extent applicable, the Issuer, the Operating Partnership and each of the Subsidiaries owns or possesses such licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software, trade secrets, other intangible property rights and know-how (collectively, "Intangibles"), as are necessary to entitle the Issuer, the Operating Partnership and each of the Subsidiaries, taken as a whole, to conduct their business as described in each of the Offering Memorandum and the Private Placement Memorandum, and none of the Issuer, the Operating Partnership or any of the Subsidiaries has violated or received written notice of any infringement of or conflict with (and none of the Issuer, the Operating Partnership or any of the Subsidiaries knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

            (j) each of the Issuer, the Operating Partnership and each of the Subsidiaries is in compliance with laws, rules, regulations, orders, decrees and judgments applicable to it and its business as described in each of the Final Offering Memorandum and the Private Placement Memorandum, including those relating to transactions with affiliates, except where the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

            (k) except as otherwise described in each of the Offering Memorandum and the Private Placement Memorandum, none of the Issuer, the Operating Partnership nor any of the Subsidiaries has violated, received notice of or knows of any violation by the Issuer, the Operating Partnership or any of the Subsidiaries with respect to any applicable environmental, safety or similar law, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, the violation of any of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

            (l) none of the Issuer, the Operating Partnership nor any of the Subsidiaries, nor, to the Issuer's knowledge, any officer or trustee (or to the Issuer's knowledge, any officer nominee or trustee nominee) purporting to act on behalf of the Issuer, the Operating Partnership or any of the Subsidiaries has at any time (i) made any contributions to any candidate for political office, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, or (iii) engaged in any transactions, maintained any bank account or used any trust funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Issuer, the Operating Partnership and each of the Subsidiaries;

            (m) except as otherwise disclosed in each of the Offering Memorandum and the Private Placement Memorandum, there are no outstanding loans, advances or guarantees of indebtedness by the Issuer, the Operating Partnership or any of the Subsidiaries to or for the benefit of any of the officers, directors, trustees, affiliates or representatives of the Issuer, the Operating Partnership or any of the Subsidiaries or any of the members of the families of any of them;

            (n) except as disclosed in each of the Offering Memorandum and the Private Placement Memorandum, the Operating Partnership is not prohibited or restricted by its respective Charter Documents (defined below), under applicable law or by any agreement or instrument to which it is a party, directly or indirectly, from making any distributions to the Issuer, or from repaying the Issuer for any loans or advances to it from the Issuer, or from transferring its property or assets to the Issuer;

            (o) except for the initial purchaser's discount, the Placement Fee and any other compensation payable by the Issuer to FBR in connection with the transactions contemplated herein or as otherwise disclosed in each of the Offering Memorandum and the Private Placement Memorandum, the Issuer has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated;

            (p) none of the Issuer, the Operating Partnership or any of the Subsidiaries is (i) in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its declaration of trust, certificate of limited partnership, partnership agreement, by-laws or analogous governing documents (collectively, the "Charter Documents") or (ii) in breach or default (nor has any event occurred which with notice, lapse of time or both would constitute a breach or default) in the performance or observance of any of its obligations, agreements, covenants or conditions contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Issuer, the Operating Partnership or any of the Subsidiaries is a party or by which it or its properties are bound or affected, except with respect to (ii) above for any breaches or defaults that could not reasonably be expected to have a Material Adverse Effect; the execution, delivery and performance of this Agreement and the Registration Rights Agreement, the issuance, sale and delivery of the Shares by the Issuer, the consummation by the Issuer and the Operating Partnership of the transactions contemplated hereby and, in the case of the Issuer only, the transactions contemplated by the Registration Rights Agreement, and compliance by the Issuer and the Operating Partnership with the terms and provisions hereunder and, in the case of the Issuer only, thereunder, will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under),
      (A) any provision of the Charter Documents, (B) any of the Issuer's or the Operating Partnership's obligations under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Issuer or the Operating Partnership is a party or by which it or its properties are bound or affected, or (C) under any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Issuer or the Operating Partnership, except in the case of clauses (B) and (C) for such breaches or defaults which would not reasonably be expected to have a Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or assets of the Issuer or its subsidiaries.;

            (q) this Agreement has been duly authorized, executed and delivered by the Issuer and the Operating Partnership and, assuming due authorization, execution and delivery of this Agreement by FBR, is a legal, valid and binding agreement of the Issuer and the Operating Partnership, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof; the Registration Rights Agreement has been duly authorized by the Issuer and at the Closing Time will have been duly executed and delivered by the Issuer and, assuming due authorization, execution and delivery of the Registration Rights Agreement by FBR, will constitute a legal, valid and binding agreement of the Issuer enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification provisions thereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

            (r) the shares of beneficial interest of the Issuer, including the Shares, the units of limited partnership interest in the Operating Partnership, including the Units, and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in each of the Final Offering Memorandum and the Private Placement Memorandum; the form of certificate used to evidence the Common Shares complies in all material respects with all applicable statutory requirements and with any applicable requirements of the Charter Documents of the Issuer and has been duly authorized and approved by the trustees of the Issuer;

            (s) assuming the accuracy of FBR's representations and warranties set forth in Section 3 of this Agreement and that (i) the purchasers who buy the Rule 144A/Regulation S Shares in Exempt Resales are Eligible Purchasers and (ii) the purchasers who buy Regulation D Shares and Fortress are Accredited Investors, no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required for the execution, delivery and performance by the Issuer and the Operating Partnership of this Agreement or, in the case of the Issuer only, the Registration Rights Agreement, the consummation by the Issuer and the Operating Partnership of the transactions contemplated hereby and, in the case of the Issuer only, thereby, or the issuance, sale and delivery of the Shares and Units as contemplated hereby, other than (i) such as have been obtained or made, or will have been obtained or made at or prior to the Closing Time, (ii) such as may be required by applicable state securities or blue sky laws of the various jurisdictions in which the Shares or Units are being offered or placed by FBR, (iii) with or by federal or state securities regulatory authorities in connection with or pursuant to the Registration Rights Agreement, including, without limitation, the filing of the registration statement(s) required thereby with the Securities and Exchange Commission (the "SEC"), (iv) the filing of a Form D with the SEC and (v) filings with any applicable stock exchange or over-the-counter quotation service;

            (t) each of the Final Offering Memorandum and the Private Placement Memorandum includes in all material respects the information required by Rule 144A, Regulation S and Regulation D;

            (u) except as disclosed in each of the Offering Memorandum and the Private Placement Memorandum, each of the Issuer and the Operating Partnership has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, required in order to conduct its business as it is being conducted at this time as described in each of the Final Offering Memorandum and the Private Placement Memorandum, except where the failure to have, file or obtain any of the foregoing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; none of the Issuer, the Operating Partnership nor any Subsidiary is in material violation of, or in material default under, any of its obligations under any such license, authorization, consent or approval of any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Issuer, the Operating Partnership or any Subsidiary;

            (v) each of the Final Offering Memorandum and the Private Placement Memorandum contains summaries, which are complete and accurate in all material respects, of any material contracts, agreements, instruments and other documents, if any, of the Issuer, the Operating Partnership and any of the Subsidiaries, and the copies of all such contracts, agreements, instruments and other documents (including all amendments or waivers relating to any of the foregoing) that have been previously furnished to FBR or its counsel are complete and genuine and include all material collateral and supplemental agreements thereto;

            (w) except as disclosed in each of the Final Offering Memorandum and the Private Placement Memorandum, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Issuer, threatened against the Issuer or the Operating Partnership, or any of their properties, trustees, officers or employees at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, arbitration panel, authority or agency the adverse outcome of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

            (x) since March 31, 2004, and except as may be otherwise stated in or contemplated by the Final Offering Memorandum and the Private Placement Memorandum, there has not been (i) any event, circumstance or change that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, which is material to the Issuer, the Operating Partnership and the Subsidiaries, taken as a whole, contemplated or entered into by the Issuer, the Operating Partnership or any of the Subsidiaries, (iii) any liability or obligation, contingent or otherwise, directly or indirectly incurred by the Issuer, the Operating Partnership or any of the Subsidiaries of the kind and nature that would be required to be disclosed or set forth on a financial statement prepared in accordance with generally accepted accounting principles other than liabilities and obligations incurred in the ordinary course of business, (iv) any dividend or distribution of any kind declared, paid or made by the Issuer on any class of its shares of beneficial interest, (v) any purchase or pledge by the Issuer of any of the Issuer's outstanding shares of beneficial interest or (vi) any change in the capital stock, long-term debt

      (including off-balance sheet activities or transactions) or, outside the ordinary course of business, short-term debt of the Issuer;

            (y) neither the Issuer nor the Operating Partnership is required to register, and the sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in each of the Final Offering Memorandum and the Private Placement Memorandum under the caption "Use of Proceeds" will not cause the Issuer or the Operating Partnership to be required to register as, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act");

            (z) as of the date hereof and the Closing Time, there are no persons with registration or other similar rights to have any securities registered by the Issuer under the Securities Act, other than pursuant to the Registration Rights Agreement;

            (aa) none of the Issuer, the Operating Partnership or any of their respective trustees, officers, representatives or affiliates has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result in, or which has constituted, any unlawful stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Shares;

            (bb) the Issuer has not relied upon FBR or legal counsel for FBR for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

            (cc) the historical financial statements included in each of the Offering Memorandum and the Private Placement Memorandum present fairly in accordance with generally accepted accounting principles the financial condition and results of operations of the Issuer at the respective dates or for the respective periods to which they apply and such financial statements have been prepared in each case in accordance with generally accepted accounting principles consistently applied throughout the periods covered except to the extent otherwise noted therein; KPMG LLP has audited the financial statements included in each of the Offering Memorandum and the Private Placement Memorandum and such firm are independent public or independent certified public accountants with respect to the Issuer as defined under Rule 101 of the American Institute of Certified Public Accountants' Code of Professional Conduct, and its interpretations and rulings; the financial forecast included in each of the Offering Memorandum and the Private Placement Memorandum under the caption "Selected Financial Information" represents good faith estimates of the performance of the Issuer for the period stated therein based upon assumptions that were believed in good faith to be reasonable when made and continue to be reasonable as of the date hereof;

            (dd) the industry, statistical and market-related data included in each of the Offering Memorandum and the Private Placement Memorandum is based on or derived from sources that the Issuer believes are reliable and accurate; the Issuer has no reason to believe that the data derived from such sources is inaccurate;

            (ee) neither the Issuer nor the Operating Partnership has taken any action nor have any other steps been taken or have any legal proceedings been started, nor to the actual knowledge of the Issuer or the Operating Partnership, threatened, against the Issuer or the

      Operating Partnership, for the winding up, liquidation or dissolution of the Issuer or the Operating Partnership;

            (ff) each of the independent trustee nominees (or independent trustees once appointed) named in each of the Offering Memorandum and the Private Placement Memorandum has not since the formation of the Issuer and/or the Operating Partnership been employed by or affiliated, directly or indirectly with, the Issuer or the Operating Partnership, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or serving as an officer, trustee or director of the Issuer or any of its subsidiaries;

            (gg) other than FBR, the Issuer and the Operating Partnership have not authorized anyone to make any representations regarding the offer and sale of the Shares, or regarding the Issuer and the Operating Partnership in connection therewith, except as set forth in the Preliminary Offering Memorandum, the Final Offering Memorandum, the Private Placement Memorandum or any related marketing materials developed jointly and approved by the Issuer and FBR; the Issuer has not received notice of any stop order or other similar order or decree preventing the use of the Preliminary Offering Memorandum, the Final Offering Memorandum or the Private Placement Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, and no proceeding for that purpose has commenced or is pending or, to its knowledge, is contemplated;

            (hh) except as permitted by the Securities Act, the Issuer and the Operating Partnership have not distributed and, prior to the later to occur of (i) the Closing Time, any Secondary Closing Time or any Date of Delivery and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Preliminary Offering Memorandum, the Final Offering Memorandum and the Private Placement Memorandum; the Issuer and the Operating Partnership have not directly, or through any agent or person acting on its behalf (other than FBR and any of its dealers), (A) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the offering and sale of the Shares or Units in a manner that would require the registration of the Shares or Units under the Securities Act or (B) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Shares and Units;

            (ii) assuming the accuracy of FBR's representations and warranties set forth in Section 3 of this Agreement, none of the Issuer or its affiliates or any person acting on behalf of it or its affiliates has engaged in any directed selling efforts (as that term is defined in Regulation S) with respect to the Regulation S Shares, and the Issuer and any person acting on its behalf (other than FBR as to which the Issuer makes no representation) have complied with the offering restrictions requirement of Regulation S; the sale of the Regulation S Shares is not part of a plan or scheme to evade the registration provisions of the Securities Act;

            (jj) commencing with the Issuer's taxable year ending December 31, 2004, the Issuer will be organized in conformity with the requirements for qualification as a real estate investment trust (a "REIT") pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"); the Issuer's proposed method of operation as described in each of the Offering Memorandum and the Private Placement Memorandum will enable it to meet the requirements for qualification and taxation as a REIT under the Code; and all statements in each of the Offering Memorandum and the Private Placement Memorandum regarding the Issuer's qualification as a REIT are true, complete and correct in all material respects;

            (kk) each of the Issuer and the Operating Partnership has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns, if any such returns were required to be filed, through the date hereof and have paid all taxes shown as due thereon, except in any case in which the failure to so file or pay could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; and no tax deficiency has been asserted against the Issuer or the Operating Partnership, nor do the Issuer or the Operating Partnership know of any tax deficiency which is likely to be asserted against it which, if determined adversely to the Issuer or the Operating Partnership, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; all tax liabilities, if any, are adequately provided for on the respective books of such entities;

            (ll) neither the Issuer nor the Operating Partnership are required to be registered as a commodity pool operator under the Commodity Exchange Act, as amended; none of the Issuer, the Operating Partnership or any of the Issuer's affiliates or, to their knowledge, any person acting on their behalf (other than FBR as to whom the Issuer and the Operating Partnership make no representation) have offered or sold, and prior to the date six months after the date of issue of the Shares will not offer or sell, any Shares to persons in the United Kingdom;

            (mm) each of the stock purchase agreements relating to the acquisition of Initial Properties (as defined in each of the Offering Memorandum and the Private Placement Memorandum) by the Issuer (collectively, the "Acquisition Agreements"), has been duly authorized, executed and delivered by the Issuer; and each of the Acquisition Agreements is a legal, valid and binding agreement of the Issuer, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity.

      5. Certain Covenants of the Issuer: The Issuer hereby agrees with FBR as follows:

            (a) to furnish such information as may be reasonably required to qualify the Shares for offer and resale under the securities or blue sky laws of such states and other jurisdictions as FBR may reasonably designate or as required for the Private Placement and to maintain such qualifications in effect as long as required by such laws for the distribution of the Shares and for the Exempt Resales of the Rule 144A/Regulation S Shares, provided that the Issuer shall not be required to qualify as a foreign entity or to consent to the service of process under the laws of any such state or subject itself to taxation as doing business in any jurisdiction (except service of process with respect to the offering and sale of the Shares);

            (b) to furnish promptly (and with respect to the initial delivery of such Final Offering Memorandum, not later than 10:00 a.m. (New York City time) on the second day following the execution and delivery of this Agreement) to FBR as many copies of the Final Offering Memorandum (and any amendments or supplements thereto) as FBR may reasonably request for the purposes contemplated by this Agreement;

            (c) to file or cause to be filed, in a timely manner and in accordance with the Blue Sky Memorandum, any filing or notice, and to pay any fee, required to be filed or paid, as applicable, under federal or state law; and to not take any action in violation of the Issuer's obligation in this Section 5(c);

            (d) to advise FBR promptly, confirming the general nature of such advice in writing, of (i) the happening of any event known to the Issuer within thirty (30) days after the date of this Agreement that, in the reasonable judgment of the Issuer, would require the making of any change in the Final Offering Memorandum or the Private Placement Memorandum then being used so that the Final Offering Memorandum or the Private Placement Memorandum would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading and to prepare and furnish, at the Issuer's expense, to FBR (and to any persons reasonably designated by FBR) promptly any proposed amendments or supplements to the Final Offering Memorandum or the Private Placement Memorandum as may be necessary so that the Final Offering Memorandum or the Private Placement Memorandum does not include an untrue statement of a material fact or omit to state such material fact (provided that no such amendment or supplement shall be necessary solely to update the Issuer's quarterly or annual results), and (ii) the receipt of any notification or order with respect to the modification, rescission, withdrawal or suspension of the qualification of the Shares or of any exemption from such qualification or from registration of the Shares, for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if any government agency or authority should give such notification or issue any such order, to use its reasonable best efforts to obtain the lifting or removal of such notification or order as soon as possible;

            (e) not to amend or supplement the Preliminary Offering Memorandum, the Final Offering Memorandum or the Private Placement Memorandum unless FBR shall previously have been advised thereof and shall have consented thereto (which consent shall not be unreasonably withheld) or not have reasonably objected thereto in writing within a reasonable time after being furnished a copy thereof and the Issuer shall promptly, upon reasonable request by FBR, make any amendment or supplement to the Offering Memorandum or the Private Placement Memorandum that may be necessary or advisable in the reasonable opinion of counsel to FBR;

            (f) to the extent not publicly available on the SEC's website, to furnish to FBR for a period of three (3) years from the Closing Time (i) copies of all annual, quarterly and current reports of the Issuer after the Issuer has become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) such other reports and documents of the Issuer as FBR may reasonably request;

            (g) during any period in which the Issuer is not subject to
      Section 13 or 15(d) of the Exchange Act, to make available the information (the "Rule 144A Information") as required by, and so long as necessary to permit the sales of the Shares of any holder pursuant to, Rule 144A and any additional information required by the PORTAL Market ("PORTAL Information"), and any such Rule 144A Information and PORTAL Information will not, as of its date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

            (h) to apply the net proceeds from the sale of the Shares (the "Offering Proceeds") in the manner set forth under the caption "Use of Proceeds" in the Final Offering Memorandum;

            (i) that none of the Issuer, the Operating Partnership nor any "affiliate" (as defined in Rule 501(b) of Regulation D) of the Issuer or the Operating Partnership will solicit any offer to buy or offer or sell the Shares or Units by means of any form of "general solicitation or general advertising" (within the meaning of Regulation D) or engage in any "directed selling efforts" (as defined in Regulation S) with regard to the Shares and Units;

            (j) that none of the Issuer, the Operating Partnership nor any "affiliate" (as defined in Rule 501(b) of Regulation D) of the Issuer or the Operating Partnership will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) the offering of which security will be integrated with the Exempt Resales of the Rule 144A/Regulation S Shares and/or the Private Placement and/or the Unit Issuance in a manner which would require the registration under the Securities Act of the sale to FBR or the Eligible Purchasers of the Rule 144A/Regulation S Shares or to the Participants of the Regulation D Shares or to Fortress of the Units;

            (k) that neither the Issuer nor any affiliate of the Issuer will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares;

            (l) that, except as permitted by the Securities Act, neither the Issuer nor any affiliate of the Issuer will distribute any offering materials in connection with Exempt Resales, other than the Preliminary Offering Memorandum and the Final Offering Memorandum;

            (m) to pay all expenses, fees and taxes in connection with (i) the preparation of the Preliminary Offering Memorandum, the Final Offering Memorandum and the Private Placement Memorandum, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to FBR (including costs of mailing and shipment), (ii) the preparation, issuance, sale and delivery of the Shares and Units, including any stock or other transfer taxes or duties payable upon the sale of the Rule 144A/Regulation S Shares to FBR or the placement of the Regulation D Shares and Units by FBR and the sale of such

      Shares and Units to the Participants or Fortress, as the case may be,
      (iii) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including any filing fees and the reasonable legal fees and filing fees and other disbursements of counsel for FBR) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to FBR and to dealers, (iv) the designation of the Shares as PORTAL-eligible securities by the National Association of Securities Dealers, Inc.'s PORTAL Market, (v) the fees and expenses of any transfer agent or registrar for the Common Shares, (vi) the costs and expenses of the Issuer incurred in connection with the marketing of the Shares, including "road show" costs and expenses, (vii) the costs and expenses required to fulfill the Issuer's obligations under the Registration Rights Agreement, and (vii) the performance of the Issuer's other obligations hereunder;

            (n) to use its reasonable best efforts in cooperation with FBR to obtain permission for the Shares to be eligible for clearance and settlement through DTC;

            (o) in connection with Shares offered and sold in an "offshore transaction" (as defined in Regulation S), not to register any transfer of such Shares not made in accordance with the provisions of Regulation S and not, except in accordance with the provisions of Regulation S, if applicable, to issue any such Shares in the form of definitive securities;

            (p) to affix to each global certificate, an appropriate legend to facilitate compliance with Rule 144A, Regulation S, Regulation D, the policies, rules and regulations of DTC, and any other transfer restrictions (as set forth in the Offering Memorandum), as the case may be;

            (q) the Issuer shall refrain during a period of one hundred eighty
      (180) days from the date of the Final Offering Memorandum, without the prior written consent of FBR, from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, or otherwise disposing of, directly or indirectly, any equity securities of the Issuer or any securities convertible into or exercisable or exchangeable for equity securities of the Issuer, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of equity securities of the Issuer, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, except as contemplated by the terms of the Units and the Acquisition Agreements. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the registration and sale of the Shares in accordance with the terms of the Registration Rights Agreement, (C) the issuance of Common Shares and the grant and exercise of options under the Issuer's long-term incentive plan in effect on the date of this Agreement and upon redemption of any LTIP Units, (D) the issuance of Common Shares or other equity securities of the Issuer in connection with acquisitions by the Issuer or a subsidiary, and (E) the issuance of Common Shares or other equity securities of the Issuer in connection with the Issuer's qualification as a REIT, as each of (A), (B) and (C) above is described in the Final Offering Memorandum;

            (r) as soon as practicable, but not later than ninety (90) days after the Closing Time, the Issuer shall have in place and comply with no less stringent corporate governance procedures, guidelines and standards than those described under the caption "Our Management and Board of Trustees," or elsewhere, in each of the Offering Memorandum and the Private Placement Memorandum; from and after the Closing Time, the Issuer shall maintain reasonable disclosure controls and procedures;

            (s) from and after the Closing Time, the Issuer shall have in place and maintain a system of internal and financial accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
      (iii) access to assets is permitted only in accordance with management's general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, (v) management is made aware of all material transactions concerning the Issuer or its properties, and (vi) until such time as the Board of Trustees has determined otherwise, the Issuer qualifies as a REIT under the requirements of the Code, commencing with its taxable year ending December 31, 2004;

            (t) that, until the board of trustees has determined otherwise, commencing with the Issuer's taxable year ending December 31, 2004, the Issuer will be organized in conformity with the requirements for qualification as a REIT under the Code, and the Issuer will conduct its operations in a manner that will enable the Issuer to continue to meet the requirements for qualification and taxation as a REIT under the Code;

            (u) that, until such time as the Board of Trustees has determined otherwise, the Issuer will conduct its affairs in such a manner so as to ensure that the Issuer will not be required to register as an "investment company" within the meaning of the 1940 Act;

            (v) to use its commercially reasonable best efforts to satisfy all conditions, including obtaining all lender and other third-party consents, to the closing of the transactions contemplated by the Acquisition Agreements on such terms and by such dates as set forth therein;

            (w) to use its reasonable best efforts to effect the eligibility of the Shares as PORTAL-eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.; and

            (x) to establish an investment account for the purpose of investing the Offering Proceeds only in interest-bearing, short-term investment grade securities, and requiring (1) authorization by two of the Issuer's officers to withdraw any portion of the Offering Proceeds from the account that exceeds $1,000,000 and (2) pending consummation of the Brookdale Acquisition (as defined in the Offering Memorandum), that any withdrawal of any portion of the Offering Proceeds be used solely
      (A) to pay the Issuer's expenses incurred in connection with the offering of Shares and Units contemplated hereunder, (B) to advance as a deposit a portion of the purchase price for, respectively, the Brookdale Acquisition and the Alterra Acquisition (as defined in the Offering Memorandum), in each case as set forth in the Acquisition Agreements; (C) to make payments or contributions to the Operating Partnership to maintain the Issuer's status as a REIT under the Code; (D) to pay expenses incurred in connection with the acquisition of the Initial Properties; (E) to pay expenses incurred in connection with the liquidation of the Issuer contemplated by Section 9 hereof; and (F) for the Issuer's other general and administrative expenses (the "Investment Account"); provided that, upon consummation of the Brookdale Acquisition, the Issuer shall no longer be required to maintain the Investment Account.

      6. Conditions of FBR's Obligations: The obligations of FBR hereunder are subject to the following other conditions:

            (a) The Issuer shall have furnished to FBR at the Closing Time, each Secondary Closing Time and each Date of Delivery opinions of Sidley Austin Brown & Wood LLP and Venable LLP, counsels for the Issuer, addressed to FBR and dated the Closing Time, each Secondary Closing or each Date of Delivery, as the case may be, and in form satisfactory to FBR, as set forth on Exhibits B and C hereto.

            (b) FBR shall have received at the Closing Time, each Secondary Closing Time and each Date of Delivery the favorable opinion of Winston & Strawn LLP, counsel for FBR, dated the Closing Time, each Secondary Closing or each Date of Delivery, as the case may be, and in form and substance satisfactory to FBR. In giving such opinion, such counsel may rely on the opinion of Venable LLP as to matters of Maryland law.

            (c) Prior to the Closing Time, each Secondary Closing Time and each Date of Delivery, as the case may be, (i) no suspension of the qualification of the Shares or Units for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred; and (ii) each of the Final Offering Memorandum and the Private Placement Memorandum and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

            (d) Between the time of execution of this Agreement and the Closing Time, each Secondary Closing Time and each Date of Delivery, as the case may be, (i) no event constituting a Material Adverse Effect shall occur or become known, (ii) no transaction which is material to the Issuer or the Operating Partnership shall have been entered into by the Issuer or the Operating Partnership that has not been fully and accurately disclosed in all material respects in each of the Final Offering Memorandum and the Private Placement Memorandum and (iii) no order, decree or stop order preventing the use of the Final Offering Memorandum or the Private Placement Memorandum, or any amendment or supplement thereto or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act shall have been issued.

            (e) The representations and warranties of the Issuer and the Operating Partnership set forth in this Agreement, (1) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to knowledge, materiality or Material Adverse Effect, shall be true and correct as of the Closing Time, each Secondary Closing Time and each Date of Delivery, as the case may be, as though made on and as of such date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date) and (2) to the extent such representations and warranties are not subject to any such qualifications or exceptions, shall be true and correct in all material respects as of the Closing Time, each Secondary Closing Time and each Date of Delivery, as the case may be, as though made on and as of such date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct in all material respects as of such other date); the conditions set forth in paragraph (c) and paragraph (d) shall have been met and shall be true and correct as of the Closing Time, each Secondary Closing Time and each Date of Delivery, as the case may be; each of the Issuer and the Operating Partnership shall have complied with all covenants and agreements and satisfied all conditions on their respective parts to be performed or satisfied under this Agreement at or prior to such Closing Time, each Secondary Closing Time and each Date of Delivery, as the case may be; and the Issuer for itself and, as the sole member of the general partner of the Operating Partnership, on behalf of the Operating Partnership will, at the Closing Time, each Secondary Closing Time and each Date of Delivery, as the case may be, deliver to FBR a certificate of its chief executive officer and chief financial officer confirming the matters set forth in this subsection (e).

            (f) FBR shall have received from KPMG LLP a "comfort" letter or letters dated the date hereof, the Closing Time and each Secondary Closing Time, as the case may be, in form and substance satisfactory to FBR. In the event that the letters referred to above set forth any such changes, decreases or increases that, in the judgment of FBR, are reasonably likely to result in a Material Adverse Effect, it shall be a further condition to the obligations of FBR that such letters shall be accompanied by a written explanation of the Issuer as to the significance thereof, unless FBR deems such explanation unnecessary. References to the Offering Memorandum or the Private Placement Memorandum with respect to any comfort letter or agreed-upon procedures letter referred to in this paragraph (f) shall include any amendment or supplement thereto at the date of such letter.

            (g) On or before the Closing Time, the Issuer shall have executed and delivered to FBR the Registration Rights Agreement and such agreement shall be in full force and effect.

            (h) FBR shall have received prior to the Closing Time a written agreement (a "Lock-up Agreement") signed by the persons listed on Exhibit D hereto in substantially the form attached hereto as Exhibits E and F.

            (i) The application to have the Shares included in the PORTAL Market shall have been approved by the National Association of Securities Dealers, Inc. and the Shares shall have been designated as PORTAL-eligible securities.

            (j) The Issuer and the Operating Partnership shall have furnished to FBR at the Closing Time, any Secondary Closing Time and any Date of Delivery, as the case may be, such further information, certificates, letters and documents as FBR may reasonably request.

            (k) On or before the Closing Time, the Issuer, the Operating Partnership and the Subsidiaries (to the extent a party thereto) shall have executed and delivered to FBR copies of each of the Acquisition Agreements and such agreements shall be in full force and effect.

            (l) On or before the Closing Time, the Issuer shall have established the Investment Account.

            (m) On or before the Closing Time, the Operating Partnership shall have entered into the Unit Subscription Agreement.

            (n) On or before the Closing Time, the Issuer shall have entered into a subscription agreement with each of Fortress and Alterra to purchase 2,675,623 Shares and 1,500,000 Shares, respectively.

      7. Termination: The obligations of FBR hereunder shall be subject to termination in the absolute discretion of FBR at any time prior to the Closing Time or any Secondary Closing Time or any Date of Delivery, (i) if any of the conditions specified in Section 6 shall not have been fulfilled or waived when and as required by this Agreement to be fulfilled, (ii) if trading in securities generally on the New York Stock Exchange, or the American Stock Exchange or the Nasdaq National Market shall have been suspended or minimum prices shall have been established on either of such exchanges or the Nasdaq National Market, (iii) if there has been a material disruption in the securities settlement, payment or clearance services in the United States,
(iv) if a banking moratorium shall have been declared by any of the United States, New York State or Maryland authorities, (v) if the Issuer or the Operating Partnership shall have sustained a substantial loss by fire, flood, accident or other calamity which renders it impracticable or inadvisable, in the reasonable judgment of FBR, to consummate the offering and sale of the Shares on the terms set forth herein, (vi) if the United States shall have declared a national emergency or war or there shall have occurred any national or international act of terror, outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions of such magnitude in its effect on the national or international financial markets as, in the reasonable judgment of FBR, to make it impracticable or inadvisable to consummate the offering and sale of the Shares on the terms set forth herein.

      If FBR elects to terminate this Agreement as provided in this Section 7, it shall notify the Issuer promptly by letter, fax or telegram.

      If the sale to FBR of the Rule 144A/Regulation S Shares or the placement of the Regulation D Shares or Units by FBR, as contemplated by this Agreement, is not carried out by FBR for any reason permitted under this Agreement or if such sale is not carried out because the Issuer shall be unable to comply with any of the terms of this Agreement, the Issuer shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(m), 8, 9 and 12 hereof) and

FBR shall be under no obligation or liability to the Issuer under this Agreement (except to the extent provided in Section 8, 9 and 11 hereof).

      8. Indemnity by the Issuer and FBR:

            (a) Each of the Issuer and the Operating Partnership, jointly and severally, agrees to indemnify, defend and hold harmless FBR and any person who controls FBR within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of defense or investigation) which, jointly or severally, FBR or any such controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum or the Private Placement Memorandum, or arises out of or is based upon any omission or alleged omission to state a material fact necessary to make the statements made in the Offering Memorandum and the Private Placement Memorandum, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by FBR to the Issuer expressly for use in the Offering Memorandum or the Private Placement Memorandum (that information being limited to that described in the last sentence of Section 8(b) hereof) or (B) FBR's failure to send or give a copy of the Final Offering Memorandum or the Private Placement Memorandum to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Shares or Units to such person if such statement or omission was corrected in the Final Offering Memorandum or the Private Placement Memorandum, unless such failure to deliver the Final Offering Memorandum or the Private Placement Memorandum was a result of noncompliance by the Issuer with its obligations under this Agreement.

            (b) FBR agrees to indemnify, defend and hold harmless the Issuer and the Operating Partnership and their respective trustees and officers and any person who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, expense, liability or claim (including the reasonable cost of defense or investigation) which the Issuer, the Operating Partnership or any such controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by FBR to the Issuer expressly for use in the Offering Memorandum and the Private Placement Memorandum, or arises out of or is based upon any omission or alleged omission to state therein a material fact in connection with such information necessary to make such information not misleading, such information being limited to the following: the last paragraph on the cover page immediately preceding FBR's name at the bottom of the page and, under the section heading "Plan of Distribution," the second sentence of the first paragraph, the second paragraph and the fourth sentence of the ninth paragraph.

            (c) If any action is brought against any person or entity (each an "Indemnified Party"), in respect of which indemnity may be sought pursuant to Section 8(a) or (b) above, the Indemnified Party shall promptly notify the party(ies) obligated to provide such indemnity (each an "Indemnifying Party") in writing of the institution of such action and the Indemnifying Party shall assume the defense of such action, including the employment of counsel and payment of expenses; provided that the failure so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that the Indemnifying Party may have to any Indemnified Party unless and to the extent the Indemnifying Party did not otherwise know of such action and such failure results in the forfeiture by the Indemnifying Party of substantial rights and defenses. The Indemnified Party(ies) shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action or the Indemnifying Party shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action or such Indemnified Party(ies) shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party(ies)), in any of which events such fees and expenses shall be borne by the Indemnifying Party and paid as incurred (it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of counsel (in addition to local counsel) for all Indemnified Parties in any one action or series of related actions in the same jurisdiction representing the Indemnified Parties who are parties to such action). The Indemnifying Party under this Section 8 shall not be liable for any settlement of any claim or proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify (to the extent provided in this Section 8) the Indemnified Party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any Indemnified Party is or could have been a party and indemnity was or could have been sought hereunder by such Indemnified Party, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such action, suit or proceeding.

            (d) If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party under subsections (a) and (b) of this Section 8 in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Operating Partnership on the one hand and FBR on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and the Operating Partnership on the one hand and of FBR on the other hand in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Operating Partnership on the one hand and FBR on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering (net of discounts, commissions and any Placement Fee, but before deducting expenses) received by the Issuer and the Operating Partnership bear to discounts, commissions and any Placement Fee received by FBR. The relative fault of the Issuer and the Operating Partnership on the one hand and of FBR on the other hand shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Issuer or the Operating Partnership on the one hand or by FBR on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

            (e) The Issuer, the Operating Partnership and FBR agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 8, FBR shall not be required to contribute any amount in excess of the sum of (i) the aggregate amount of any Placement Fee actually received by FBR with respect to the Regulation D Shares and Units plus (ii) the aggregate amount of FBR's discount (as described in the Final Offering Memorandum) with respect to the Rule 144A/Regulation S Shares purchased by FBR. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
      Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (f) The indemnity and contribution agreements contained in this
      Section 8 shall remain in full force and effect regardless of any investigation made by or on behalf of FBR, or any person who controls FBR within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Issuer, its trustees and officers or any person who controls the Issuer within the meaning of
      Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance, sale and delivery of the Shares or Units. The Issuer and FBR agree promptly to notify each other of the commencement of any litigation or proceeding against it and, in the case of the Issuer, against any of the Issuer's officers and trustees, in connection with the sale and delivery of the Shares, or in connection with the Offering Memorandum or the Private Placement Memorandum.

      9. Liquidation: In the event that the Issuer fails to consummate the Brookdale Acquisition in accordance with the terms of the Brookdale Purchase Agreement (as defined in each of the Offering Memorandum and the Private Placement Memorandum), subject to the approval of holders of a majority of the outstanding Common Shares, the Issuer shall commence a voluntary liquidation upon which holders of Shares shall be entitled to receive assets of the Issuer available for distribution in accordance with applicable law (the "Liquidation Amount"). Notwithstanding the foregoing, Shares and Units sold to Fortress and Alterra shall be returned to the Issuer and the Operating Partnership by the holders thereof in accordance with the terms of the Acquisition Agreements, and such Shares and Units shall be cancelled. As a result, the holders of the Shares and Units sold to Fortress and Alterra shall not be entitled to any portion of the Liquidation Amount upon the return of such Shares and Units by such holders. Furthermore, FBR and/or its affiliates, as applicable, shall be entitled to a pro rata portion of the Liquidation Amount, less $1.05 per Share with respect to Shares purchased pursuant to this Agreement by FBR or its affiliates. Holders of Directed Shares shall be entitled to a pro rata portion of the Liquidation Amount, less $1.05 per Directed Share.

      10. Engagement Letter: All of the obligations and agreements under the Engagement Letter, dated April 23, 2004, between the Issuer and FBR, shall survive the execution, delivery, any termination and the performance of this Agreement and the consummation of the transactions contemplated hereby without any modification thereof; provided that to the extent there is a conflict between the provisions of the Engagement Letter and the provisions of this Agreement, the provisions of this Agreement shall prevail to that extent.

      11. Notices: Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or by telegram and, if to FBR, shall be sufficient in all respects if delivered or sent to Friedman, Billings, Ramsey & Co., Inc., 1001 N. Nineteenth Street, Arlington, Virginia 22209, Attention: Burke Hayes (facsimile (703) 312-9602), with a copy to Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601, Attention: Wayne D. Boberg (facsimile:
(312) 558-5700); and, if to the Issuer or the Operating Partnership, shall be sufficient in all respects if delivered to the Issuer at the offices of the Issuer at c/o Fortress Investment Group LLC, 1251 Avenue of the Americas, 16th Floor, New York, New York 10020, Attention: Darryl W. Copeland, Jr. (facsimile
(212) 798-6070), with a copy to Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Jerry Cummins (facsimile (212) 839-5599).

      12. GOVERNING LAW; Consent to Jurisdiction; Headings: THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The parties hereto agree to be subject to, and hereby irrevocably submit to, the nonexclusive jurisdiction of any United States federal or New York state court sitting in New York, New York, in respect of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein, and irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

      13. Parties at Interest: The agreement herein set forth has been and is made solely for the benefit of FBR, the Issuer, the Operating Partnership and the controlling persons, trustees and officers referred to in Section 8 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from FBR) shall acquire or have any right under or by virtue of this Agreement.

      14. Counterparts: This Agreement may be signed by the parties in counterparts, which together shall constitute one and the same agreement among the parties.


                           [Signature Page Follows]

      If the foregoing correctly sets forth the understanding among the Issuer, the Operating Partnership and FBR, please so indicate in the space provided below for the purpose, whereupon this letter shall constitute a binding agreement among the Issuer, the Operating Partnership and FBR.


                                    Very truly yours,

                                    PROVIDENT SENIOR LIVING TRUST


                                    By:    /s/ Darryl W. Copeland, Jr.
                                           ----------------------------------
                                    Name:  Darryl W. Copeland, Jr.
                                    Title: Chief Executive Officer


                                    PSLT OP, L.P.

                                    By:  PSLT GP, LLC, its General Partner

                                    By:  Provident Senior Living Trust, its
                                         sole member


                                    By:    /s/ Darryl W. Copeland, Jr.
                                           ----------------------------------
                                    Name:  Darryl W. Copeland, Jr.
                                    Title: Chief Executive Officer


Accepted and agreed to as of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


By:     /s/ J. Rock Tonkel, Jr.
        -----------------------
Name:   J. Rock Tonkel, Jr.
Title:  PresidentExhibit A

                                                                     Exhibit A
                                                                     ---------


                   [Form of Registration Rights Agreement]

                               [Attached hereto]

                                                                     Exhibit B
                                                                     ---------

             [Form of Opinion of Sidley Austin Brown & Wood LLP]

                                                                     Exhibit C
                                                                     ---------


                       [Form of Opinion of Venable LLP]

                                                                     Exhibit D
                                                                     ---------

                       [Persons Executing Lock-Up Agreements]


      Darryl W. Copeland, Jr.

      Charles A. Post

      William P. Ciorletti

      Mark A. Doyle

      Randolph W. Jones

      Frederic H. Lindeberg

                                                                     Exhibit E
                                                                     ---------

                          [Form of Lock-Up Agreement]

                                                                     Exhibit F
                                                                     ---------

                          [Form of Lock-Up Agreement]



                                     F-2